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                                                                   EXHIBIT 99.04


                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to becoming a director of VERITAS Holding Corporation. The undersigned also consents to the use of his name in the VERITAS Holding Corporation Registration Statement on Form S-4.


                                               /s/ FRED VAN DEN BOSCH
Date:  March 31, 1999                   ----------------------------------------
                                                   Fred van den Bosch